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                                                                  EXHIBIT 10.14

                                 FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SHARES ISSUED UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD OR OTHERWISE TRANSFERRED UNLESS AND UNTIL THEY ARE SO REGISTERED OR UPON RECEIPT OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER.

                                WARRANT AGREEMENT

         This WARRANT AGREEMENT (the "Warrant") is being entered into as of May [__], 1998, by and between NationsRent, Inc., a Delaware corporation (together with its successors and permitted assigns, the "Company"), and Bode-Finn Limited Partnership, an Ohio limited partnership (the "Partnership," and, together with its respective successors and permitted assigns, the "Holder").

                                    RECITALS

         WHEREAS, the Company and the Holder are parties to that certain Stock Purchase Agreement, dated as of March 24, 1998, by and between the Company, the Holder, Raymond E. Mason Foundation, Raymond E. Mason, Jr., Raymond E. Mason, III, Michael D. Mason, and Bruce R. Mason (the "Purchase Agreement"), pursuant to which the Company has agreed to purchase all of the outstanding shares of capital stock of The Bode-Finn Company, an Ohio corporation (the "Bode-Finn Stock");

         WHEREAS, pursuant to the Purchase Agreement, and as partial consideration for the purchase of the Bode-Finn Stock, the Company will issue to the Holder this Warrant and a Convertible Subordinated Note, dated as of the date hereof, in the principal amount of $8,080,000 (the "Note");

         WHEREAS, in connection with the Purchase Agreement, the Company, the Holder and the Raymond E. Mason Foundation will also enter into a Registration Rights Agreement, dated as of the date hereof, pursuant to which the Company will provide registration rights with respect to the shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") that the Holder will obtain upon conversion of the Note and upon exercise of this Warrant.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


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                           ARTICLE 1. GRANT OF WARRANT

         1.1 GRANT. The Company hereby grants to Holder this Warrant, which is exercisable as provided herein, in whole or in part, at any time and from time to time during the period commencing eighteen (18) months following the date (the "IPO Date") upon which the Company consummates an underwritten initial public offering (the "IPO") covering the sale of its Common Stock registered under the Securities Act of 1933, as amended, and ending on the fifth anniversary of the IPO Date at 5:00 p.m., local time in Columbus, Ohio (the "Exercise Period"), to purchase the number of shares of Common Stock determined according to Section 1.2 hereof (the "Warrant Shares"), at an exercise price per share equal to the price at which the Common Stock is offered to the public on the IPO Date (the "IPO Price") (as it may be hereinafter adjusted, the "Exercise Price").

         1.2 SHARES TO BE ISSUED; RESERVATION OF SHARES. The aggregate number of Warrant Shares into which this Warrant is exercisable is equal to eight percent (8%) of the total number of shares of Common Stock into which the Note is convertible on the IPO Date at the IPO Price. The number of Warrant Shares that may be purchased hereunder shall be determined, and this Warrant shall be exercisable during the Exercise Period, regardless of whether all or any part of the Note is converted into shares of Common Stock. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that it will from time to time take all actions required to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Exercise Price. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved sufficient shares of Common Stock to provide for the exercise of this Warrant in full.

                    ARTICLE 2. ADJUSTMENTS TO WARRANT RIGHTS

         2.1 STOCK COMBINATIONS, REVERSE STOCK SPLIT, ETC. If after the IPO Date the number of shares of Common Stock outstanding is decreased by a combination or a reverse stock split of the outstanding shares of Common Stock, immediately after the effective date of such combination or reverse stock split, the Exercise Price and the number of Warrant Shares into which this warrant is exercisable will be appropriately adjusted so that the Holder, upon exercise of this Warrant, will be entitled to receive the number of shares of Common Stock which the Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

         2.2 STOCK DIVIDENDS; STOCK SPLITS, ETC. If after the IPO Date the number of shares of Common Stock outstanding is increased by a stock dividend payable in Common Stock or by a subdivision or stock split of the outstanding shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or stock split, as the case may be, the Exercise Price then in effect and the number of Warrant Shares into which this warrant is exercisable will be appropriately adjusted so that the Holder, upon exercise of this Warrant, will be entitled to receive

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the number of shares of Common Stock which the Holder would have owned immediately following such action had this Warrant been converted immediately prior thereto.

         2.3 REORGANIZATIONS, RECLASSIFICATIONS, ETC. In the case of any capital reorganization of the Company, any reclassification of Common Stock, the consolidation of the Company with or the merger of the Company with or into any other entity (other than a reorganization or merger solely for the purpose of a change in the state of incorporation of the Company) or the sale, lease or other transfer of all or substantially all of the assets of the Company to any other person or entity, this Warrant shall after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of capital stock or other securities or property to which the shares of Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon conversion of this Warrant would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares of capital stock or other securities or property thereafter deliverable on the conversion of this Warrant. The subdivision or combination of shares of Common Stock issuable upon exercise of this Warrant at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 2.3.

         2.4 ROUNDING OF CALCULATIONS; MINIMUM ADJUSTMENT. All calculations under Sections 2.1, 2.2 or 2.3 hereof will be made to the nearest cent or to the nearest one-hundredth (1/l00th) of a share, as the case may be. Any provisions of this Article 2 to the contrary notwithstanding, no adjustment in the Exercise Price will be made if the amount of such adjustment would be less than One One-Hundredth of one United States Dollar ($0.01), but any such amount will be carried forward and an adjustment with respect thereto will be made at the time of, and together with, any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, will aggregate One One-Hundredth of one United States Dollar ($0.01) or more.

         2.5 APPLICABLE ADJUSTMENT. In any case in which two or more of Sections 2.1, 2.2 or 2.3 shall require an adjustment to the Exercise Price for this Warrant, the applicable adjustment shall be the largest adjustment lowering the Exercise Price resulting from the application of any and all of such Sections, as appropriate.

         2.6 CERTIFICATE OF ADJUSTMENT. In each case of an adjustment of the Exercise Price and the number of Warrant Shares into which this warrant is exercisable or the number of shares of Common Stock or other securities issuable upon conversion of this Warrant, the Company, at its expense, shall compute such adjustment in accordance with the terms hereof and prepare a certificate, signed by the President or Chief Financial Officer of the Company, showing such adjustment and shall send such certificate to the Holder by notice hereunder. This certificate shall set forth such adjustment showing in reasonable detail the facts upon which such adjustment is

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based, including a statement of (i) the Exercise Price at the time in effect and
(ii) the type and amount of any other property which at the time would be received upon exercise of this Warrant.

         2.7 FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this
Section 2.7, be issuable upon the exercise of this Warrant, the Company shall, upon such issuance, purchase such fraction for an amount in cash equal to the current value of such fraction, computed on the basis of the last reported close price of the Common Stock on the Nasdaq National Market System or the principal market on which the Common Stock is then traded on the last business day prior to the date of exercise upon which such a sale shall have been effected.

         2.8 EFFECT OF ALTERNATE SECURITIES. If at any time, as a result of an adjustment made pursuant to this Article 2, the Holder of the Warrant shall thereafter become entitled to receive any securities of the Company other than shares of Common Stock, then the number of such other securities receivable upon exercise of this Warrant shall be subject to adjustment from time to time on terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in this Article 2.

         2.9 SUCCESSIVE APPLICATION. The provisions of this Article 2 shall similarly apply to successive events covered by this Article.

         2.10     NOTICES OF RECORD DATE, ETC.  In the event of:

         (a) any taking by the Company of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

         (b) (i) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to, or the consolidation or merger of the Company with or into, any other Person, (ii) which requires the approval of the stockholders of the Company; or

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; then and in each such event, the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount the character of such dividend, distribution or right;
and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other
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property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date on which such record is to be taken as specified in such notice.

                               ARTICLE 3. EXERCISE

         3.1      EXERCISE OF WARRANT.

         (a) The Holder may exercise this Warrant by (i) surrendering this Warrant, with the form of exercise notice attached hereto as Exhibit "A" duly executed by Holder, and (ii) making payment to the Company of the aggregate Exercise Price for the applicable Warrant Shares in cash, by certified check or bank check or by wire transfer to an account designated by the Company. Upon any partial exercise of this Warrant, the Company, at its expense, shall forthwith issue to the Holder for its surrendered warrant a replacement Warrant identical in all respects to this Warrant, except that the number of Warrant Shares shall be reduced accordingly.

         (b) RECORD DATE FOR OWNERSHIP OF WARRANT SHARES. Each person in whose name any Warrant Share certificate is issued upon exercise of the Warrant shall for all purposes been deemed to have become the holder of record of the Warrant Shares for which such Warrant was exercised, and such Warrant Share certificate shall be dated the date upon which the Warrant exercise notice was duly surrendered and payment of the Exercise Price was tendered to the Company.

         3.2 ISSUANCE OF WARRANT SHARES. The Warrant Shares purchased shall be issued to the Holder exercising this Warrant as of the close of business on the date on which all actions and payments required to be taken or made by Holder, pursuant to Section 3.1, shall have been so taken or made. Certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days after this Warrant is surrendered.

                           ARTICLE 4. RIGHTS OF HOLDER

         Holder shall not, solely by virtue of this Warrant and prior to the issuance of the Warrant Shares upon due exercise thereof, be entitled to any rights of a stockholder in the Company.

         This Warrant shall not be assigned or transferred by Holder without the express prior written consent of the Company, except to the partners of the Partnership or immediate family members of the partners of the Partnership, or by will or, in default thereof by operation of law.

                            ARTICLE 5. MISCELLANEOUS

         5.1 AMENDMENTS; WAIVERS. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company and the Holder.

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         5.2 NOTICES. Any and all notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery, or confirmed facsimile transmission:

         (a)      if to the Company to:

                  NationsRent, Inc.
                  LeVeque Tower
                  50 West Broad Street
                  Columbus, Ohio 43215

                  Attention:        Gene J. Ostrow
                  Telephone:        (614) 461-7940
                  Facsimile:        (614) 461-7943

                  with a copy to:

                  Squire, Sanders & Dempsey L.L.P.
                  41 South High Street
                  Columbus, Ohio 43215
                  Attention:        Patrick J. Dugan, Esq.
                  Telephone:        (614) 365-2700
                  Facsimile:        (614) 365-2499

         (b) If to the Holder, to the address appearing on the books of the Company or of the transfer agent and registrar for its Common Stock.

         All such notices and communications shall be deemed to have been duly given and effective: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; and when receipt confirmed, if sent by facsimile.

         5.3 NO IMPLIED WAIVER; RIGHTS ARE CUMULATIVE. The failure to exercise or the delay in exercising by either party of any right, remedy, power or privilege under this Warrant, shall not operate as a waiver thereof. The single or partial exercise of any right, remedy, power or privilege under this Warrant shall not preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         5.4 GOVERNING LAW. This Warrant is made pursuant to and this Warrant and rights and obligations of the parties hereunder shall be governed by, construed and interpreted in accordance with the laws of the State of Ohio without regard to that State's conflict of law provisions.

         5.5 SEVERABILITY. If any provision of this Warrant or any portion thereof is finally determined to be unlawful or unenforceable, such provision or portion thereof shall be deemed not

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to be a part of this Warrant and any portion of such invalidated provision that is not invalidated by such a determination, shall remain in full force and effect.

         5.6 CAPTIONS. The captions contained in this Warrant are for reference purposes only and are not be used to construe the provisions of this Warrant.

         5.7 ENTIRE AGREEMENT. This Warrant constitutes the entire understanding of the parties hereto with respect to the subject matter of the Warrant and supersedes all prior discussions, agreements, understandings and representations, whether oral or written, concerning the subject matter hereof.

         5.8 COUNTERPARTS. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

         5.9 DEFAULTS. A default by any party to this Warrant in such party's compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed and delivered by the proper and duly authorized officers as of the day and year first above written.

NATIONSRENT, INC.

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------
BODE-FINN LIMITED PARTNERSHIP

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------


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                                   EXHIBIT "A"

[To be signed only upon exercise of Warrant]

To NationsRent, Inc.:

         The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,

         shares of the common stock par value $0.01 per share, of NationsRent, Inc. and herewith makes payment of $ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to, whose address is

Dated:
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)
Address


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